SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 31, 2006

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Effective the first quarter of 2006, the Company changed its accounting policy (“new policy”) for Aerospace sales incentives. The Company provides sales incentives to commercial aircraft manufacturers and airlines in connection with their selection of our aircraft wheel and braking system hardware and auxiliary power units for installation on commercial aircraft. These incentives principally consist of free or deeply discounted products but also include credits for future purchases of product and upfront cash payments. Historically these incentives were capitalized and amortized to cost of products sold or product sales, on a straight-line basis over their useful economic life. Under the new policy, these costs are recognized as provided. For aircraft manufacturers, incentives are recorded when the products are delivered; for airlines, incentives are recorded when the associated aircraft are delivered by the aircraft manufacturer to the airline. While the historical policy of capitalizing and amortizing such costs was considered acceptable, the Company believes that the new policy is preferable as it will improve decision-making and internal controls for Aerospace sales incentives.

We are filing this Current Report on Form 8-K to apply the new policy retrospectively with respect to all periods presented in the previously filed Form 10-K for the year ended December 31, 2005 (“2005 Form 10-K”). We have revised Items 6, 7, and 8 of, and Exhibit 12 to, the 2005 Form 10-K, where appropriate, to reflect the retrospective application of the new policy and have repeated all other text contained in these items. No other changes, including for purposes of updating, have been made to these items. Please refer to our 2006 periodic and current reports for such updated information.

As a result of the retrospective application of the new policy, income (loss) from continuing operations and net income were reduced by $17 million, $35 million and $35 million for the years ended December 31, 2005, 2004 and 2003, respectively, or $0.02 per share in 2005, $0.04 per share in 2004 and $0.04 per share in 2003. There was a reduction to opening shareowners' equity at January 1, 2003 of $405 million. This is consistent with our previously announced estimates.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.3 is a summary overview of the background and impact of the change in accounting policy for Aerospace sales incentives, including the quarterly and annual impact of the change on the Aerospace segment results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit 99.1 — Selected Items of 2005 Form 10-K, as revised
Exhibit 99.2 — Consent of Independent Registered Public Accounting Firm
Exhibit 99.3 — Summary Overview of Background and Impact of Change in Accounting Policy for Aerospace Sales Incentives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2006	HONEYWELL INTERNATIONAL INC. By: /s/ Thomas A. Szlosek Thomas A. Szlosek Vice President and Controller